Bradley Pharmaceuticals, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF INCOME


                                                  Years ended December 31,
                                                  1998             1997


Net sales                                   $ 15,853,002      $ 15,023,762

Cost of sales                                  4,595,582         4,192,743
                                             ------------      ------------
                                              11,257,420        10,831,019
                                             ------------      ------------

Selling, general and administrative
  expenses                                     8,961,198         8,084,668
Depreciation and amortization                  1,104,753         1,488,794
Interest expense-net                             200,180           297,709
Other income                                     (47,684)           (5,058)
                                             ------------      ------------
                                              10,218,447         9,866,113
                                             ------------      ------------
   Income before income taxes                  1,038,973           964,906

Income tax expense                               120,000            58,500
                                             ------------      ------------
   NET INCOME                               $    918,973      $    906,406
                                             ============      ============

Net income per common share
         Basic                              $       0.11      $       0.11
                                             ============      ============
         Diluted                            $       0.10      $       0.11
                                             ============      ============

Weighted average number
  of common shares
    Basic                                      8,410,000         8,200,000
                                             ============      ============
    Diluted                                    8,950,000         8,460,000
                                             ============      ============






The accompanying notes are an integral part of these statements.


                             F-5